Exhibit 99.1

    PERMA-FIX ELECTS LARRY MCNAMARA TO NEW POST OF CHIEF OPERATING OFFICER

    ATLANTA, Oct. 31 /PRNewswire-FirstCall/ -- Perma-Fix Environmental Services, Inc. (Nasdaq: PESI; BSE: PESI) (Germany: PES.BE) today announced that its Board of Directors has elected Larry McNamara to be the Company's Chief Operating Officer. In this newly created position, Mr. McNamara, age 56, will have overall responsibility for the operations of the Company's Nuclear and Industrial Segments.

    A 27-year veteran in the civilian and military nuclear waste disposal industry, Mr. McNamara began his career with Perma-Fix as Project Manager in 1999. He was promoted to President of the Company's Nuclear Waste Services Segment when it was formed in October 2000. Most recently he was given the additional duties of interim head of the Industrial Segment. From 1993 until 1999, Mr. McNamara held senior positions with various companies in the civilian nuclear waste disposal industry, and prior to that, with the Department of Defense where he served as Chief of the DOD LLRW (Low Level Radioactive Waste) Office from 1993 to 1995. Before that, he served as Senior Planner in charge of nuclear waste disposal for the U.S. Department of Defense from 1987 until 1993.

    Mr. McNamara holds a B.S. degree in Industrial Engineering from the University of Iowa, and has had extensive training in the management of radioactive and other hazard wastes. Throughout his career, Mr. McNamara has served on various National Committees and advisory groups related to disposal of low level radioactive wastes.

    Perma-Fix Chairman and Chief Executive Officer Dr. Louis F. Centofanti commented, "We are very fortunate to have a person of Larry's knowledge and experience in this newly created position at Perma-Fix. His past excellent performance as a team builder in our Nuclear Segment made him the obvious choice. As Chief Operating Officer, he will place a strong emphasis on operational coordination between the Nuclear and Industrial Segments, and keep them sharply focused on operational excellence, profitability and our unique waste technologies," Dr. Centofanti said.

    Perma-Fix Environmental Services, Inc. is a national environmental services company, providing unique mixed waste and industrial waste management services. The Nuclear Segment provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions, numerous federal agencies including the Departments of Energy and Defense and nuclear utilities. The Industrial Segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers including Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The Company operates eleven major waste treatment facilities across the country.

    This press release contains "forward-looking statements," which are based largely on the company's expectations and are subject to various business risks and uncertainties, certain of which are beyond the company's control. Forward-looking statements include, but are not limited to, the information concerning Mr. McNamara's emphasis on operational coordination between the Nuclear and Industrial Segments and to keep them sharply focused on operational excellence, profitability and our unique waste technologies. This forward-looking statement is intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including without limitation, future economic conditions, industry conditions, competitive pressures, our ability to effectively coordinate operational activities between the segments and to successfully focus on operational excellence and profitability. The company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

    Please visit us on the World Wide Web at http://www.perma-fix.com .

SOURCE  Perma-Fix Environmental Services, Inc.
    -0-                             10/31/2005
    /CONTACT: Dr. Louis F. Centofanti, Chairman and CEO, Perma-Fix Environmental Services, Inc., +1-404-847-9990; or James Kautz, jkautz@epochfinancial.com, or J. Todd Atenhan, both of EPOCH Financial Group, Inc., +1-888-917-5109; or Herbert Strauss, European investor relations, +011-43-316-296-316, or herbert@eu-ir.com, all for Perma-Fix/
    /Web site:  http://www.perma-fix.com /
    (PESI)